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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               WYANT CORPORATION


               Under Section 805 of the Business Corporation Law


     The undersigned, for the purpose of amending the Certificate of Incorporation of Wyant Corporation, a New York corporation (hereinafter the "Corporation"), hereby certify that:

     1. The name of the Corporation is Wyant Corporation. The Corporation was formed under the name Hosposable Products, Inc.

     2. The certificate of incorporation of the Corporation was filed by the New York Department of State on May 3, 1971.

     3. The certificate of incorporation of the Corporation is hereby amended by adding thereto the following provision concerning shareholder voting requirements for the approval of certain board-initiated changes:

          "Any plan of merger or consolidation; sale, lease, exchange or other disposition of all or substantially all the assets of the Corporation, if not made in the usual or regular course of business actually conducted by the Corporation; or plan of exchange shall be adopted at a meeting of shareholders by a majority of the votes of all outstanding shares entitled to vote thereon."

     4. The amendments of the certificate of incorporation herein certified have been duly authorized by vote of the board of directors of the Corporation, followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders, pursuant to Section 803 of the New York Business Corporation Law.

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     IN WITNESS WHEREOF, we have signed this Certificate on the 3rd day of June,
1998 and we affirm the statements therein as true under penalties of perjury.


                                               WYANT CORPORATION


                                               By: /s/ Donald C. MacMartin
                                                   -----------------------
                                               Name:  Donald C. MacMartin
                                               Title: President


                                               By: /s/ James A. Wyant
                                                   -----------------------
                                               Name:  James A. Wyant
                                               Title: Secretary

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